Exhibit 99 (A)

HIGH COUNTRY FINANCIAL CORPORATION

For Immediate Release

       High Country Financial Corporation Announces First Quarter Earnings

BOONE, NC, April 25, 2003 - High Country Financial Corporation (NASDAQ: HGCF and HGCFU) today reported much improved year-over-year earnings for its first quarter ended March 31, 2003. Net income was $251,104 for the quarter and year-to-date compared to $123,584 for the quarter and year-to-date in 2002, an increase of 103.2%. Fully diluted earnings per share were $.17 for the quarter, compared to $.08 for the first quarter in 2002.

High Country Bank CEO and President, John Brubaker, stated, "these results reflect our continued above-average growth in loans and non-interest income. Our mortgage origination business has maintained its strong pace and service charges and fee income continue to increase as our customer base grows. We are very
pleased   that  we  have  been  able  to  fund  the  strong  loan  growth  while significantly improving our liquidity with increased deposits and customer accounts."

Deposits grew from $126.6 million to $153.3 million from March 31, 2002 to March 31, 2003, an increase of 21.1%. Strong loan demand resulted in loan growth of 18.0% for the same period. Investments, federal funds sold and interest bearing deposits with banks grew from $19.2 million to $25.0 million for the period, an increase of 30.3%. The Bank increased its provision for loan losses from 1.19% of loans at March 31, 2002, to 1.30% of loans at March 31, 2003. Total assets amounted to $173,452,433 at March 31, 2003 compared to $145,120,397 at March 31, 2002, an increase of 19.5%.

Total interest income increased by 11.8%, from $2,114,064 for the quarter ended March 31, 2002 to March 31, 2003. The prime rate declined by 50 basis points during the twelve months from March 31, 2002 to March 31, 2003. Interest expense declined by 1.2% for the period, from $1,018,236 to $1,006,350.

High Country Financial Corporation is the parent of High Country Bank, a community bank operating five branches in Watauga and Ashe Counties, North
Carolina. The Bank was created in 1998 by a group of local residents whose purpose was to restore personal attention, quality service and innovative products to banking. High Country Financial Corporation, the holding company, was formed on July 1, 2002. An estimated 1,600 stockholders hold 1,418,809 shares outstanding at the end of the first quarter, 2003. Additional information about High Country Bank is available on its website at www.highcountrybank.com.
                                                       -----------------------
                                 - - - - - - - -

Please see "Financial Highlights" tables, which are attached.





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For Further information, contact:
David H. Harman, Chief Financial Officer
E-mail: dharman@highcountrybank.com Voice: (828) 265-4333 or Fax (828) 265-2808
        ---------------------------

High Country Financial Corporation, 149 Jefferson Road, Boone, NC 28607


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
                 HIGH COUNTRY FINANCIAL CORPORATION
                        Financial Highlights


                                                                         As of and for the quarter ended
                                                                                   March 31,
                                                                           2003              2002          % Change
----------------------------------------------------------------------------------------------------------------------

Consolidated Balance Sheets
                          Assets
  Investments and interest bearing deposits with banks                  $  25,043,634      $  19,224,766        30.3%
  Loans                                                                   138,617,934        117,433,873        18.0%
    Allowance for Loan Loss                                                (1,802,170)        (1,401,055)       28.6%
----------------------------------------------------------------------------------------------------------------------
  Net Loans                                                               136,815,764        116,032,818        17.9%
----------------------------------------------------------------------------------------------------------------------
  Total Earning Assets                                                    161,859,398        135,257,584        19.7%
  Non-interest earning assets                                              11,593,035          9,862,813        17.5%
----------------------------------------------------------------------------------------------------------------------
  Total Assets                                                          $ 173,452,433      $ 145,120,397        19.5%
======================================================================================================================

                 Liabilities and Stockholders' Equity
  Deposits                                                              $ 153,307,831      $ 126,595,739        21.1%
  Other interest-bearing liabilities                                        3,816,250          3,424,462        11.4%
----------------------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities                                      157,124,081        130,020,201        20.8%
  Non-interest bearing liabilities                                            618,399            450,038        37.4%
----------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                       157,742,480        130,470,239        20.9%
  Total Stockholders' equity                                               15,709,953         14,650,158         7.2%
----------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                            $ 173,452,433      $ 145,120,397        19.5%
======================================================================================================================

Consolidated Balance Sheet Ratios
  Investments to assets                                                        14.44%             13.25%
  Loans to assets                                                              79.92%             80.92%
  Loans to deposits                                                            90.42%             92.76%
  Allowance for loan loss to loans                                              1.30%              1.19%
  Earning assets to assets                                                     93.32%             93.20%
  Deposits to assets                                                           88.39%             87.23%
  Other interest-bearing liabilities to assets                                  2.20%              2.36%
  Stockholders' equity to total assets                                          9.06%             10.10%

Consolidated Statements of Income
  Interest on investments                                               $     190,995      $     113,359        68.5%
  Interest on loans                                                         2,172,144          2,000,705         8.6%
----------------------------------------------------------------------------------------------------------------------
  Total interest income                                                     2,363,139          2,114,064        11.8%
  Interest on deposits                                                        977,178            982,346        -0.5%
  Interest on other interest-bearing liabilities                               29,172             35,890       -18.7%
----------------------------------------------------------------------------------------------------------------------
  Total interest expense                                                    1,006,350          1,018,236        -1.2%
----------------------------------------------------------------------------------------------------------------------
  Net interest margin before provision for loan loss                        1,356,789          1,095,828        23.8%
  Provision for loan loss                                                     171,500             96,000        78.6%
----------------------------------------------------------------------------------------------------------------------
  Net interest margin after provision for loan loss                         1,185,289            999,828        18.5%
  Total non-interest income                                                   808,121            561,430        43.9%
  Total non-interest expense                                                1,577,819          1,362,674        15.8%
----------------------------------------------------------------------------------------------------------------------
  Net Income before taxes                                                     415,591            198,584       109.3%
  Income taxes                                                                164,487             75,000       119.3%
----------------------------------------------------------------------------------------------------------------------
  Net Income after taxes                                                $     251,104      $     123,584       103.2%
======================================================================================================================

  Basic earnings per share                                              $        0.18      $        0.09       100.0%
======================================================================================================================
  Fully diluted earnings per share                                      $        0.17      $        0.08       112.5%
======================================================================================================================




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